SECOND AMENDMENT TO MASTER REPURCHASE AGREEMENT

THISSECONDAMENDMENTTOMASTERREPURCHASEAGREEMENT(this

“Amendment”) is made as of the 14th day of September 2018, by and between INSPIRE HOME LOANS INC., a Delaware corporation, as Seller (“Seller”), and JPMORGAN CHASE BANK, N.A., its successors, assign and affiliates, as Buyer (“Buyer”).

RECITALS

A. Buyer and Seller are parties to that certain Master Repurchase Agreement dated as of September 15, 2017, as amended from time to time (as so amended, and as may be further amended, restated, extended, replaced, supplemented or otherwise modified and in effect from time to time, the “Repurchase Agreement”).

B. Seller has requested that Buyer agree to amend each of the Repurchase Agreement in certain respects, all as more fully set forth herein, and Buyer is agreeable to such requests, on and subject to the terms and conditions set forth herein.

AGREEMENT

In consideration of the matters set forth in the recitals and the covenants and provisions herein set forth, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Definitions. Capitalized terms used but not otherwise defined herein are used with the meanings given such terms in the Repurchase Agreement.

2. Amendments to the Repurchase Agreement.Upon satisfaction of the conditions precedent hereinafter set forth, the Repurchase Agreement shall be amended as follows:

2.1.	Section 2 of the Repurchase Agreement is hereby amended by adding the following new definitions thereto, in proper alphabetical order:

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230. “Federal Reserve Board” means the Board of Governors of the Federal

Reserve System of the United States of America.

“Plan Asset Regulations” means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.

“Regulation D” means Regulation D of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Regulation T” means Regulation T of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

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“Regulation U” means Regulation U of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Regulation X” means Regulation X of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Second Amendment” means that certain Second Amendment to Master Repurchase Agreement dated as of the Second Amendment Effective date by and between Seller and Buyer.

“Second Amendment Effective Date” means September 14, 2018.

2.2.	The definition of “Eligible Mortgage Loan” contained in Section 2 of the

Repurchase Agreement is hereby amended by amending and restating clauses (xv), (xvi) and

(xvii)	thereof, in their entirety, to read as follows:

(xv) if a Low FICO Loan, whose Purchase Price, when added to the sum of the Purchase Prices of all other Low FICO Loans that are then subject to Transactions, is less than or equal to ten percent (10%) (or such other percentage as may be determined by Buyer in its sole discretion and specified in a written notice from Buyer to Seller from time to time) of the Facility Amount;

(xvi) if an Aged Loan, whose Purchase Price, when added to the sum of the Purchase Prices of all other Aged Loans that are then subject to Transactions, is less than or equal to ten percent (10%) (or such other percentage as may be determined by Buyer in its sole discretion and specified in a written notice from Buyer to any Seller from time to time) of the Facility Amount;

(xvii) if a Jumbo Loan, whose Purchase Price, when added to the sum of the Purchase Prices of all other Jumbo Loans that are then subject to Transactions, is less than or equal to ten percent (10%) (or such other percentage as may be determined by Buyer in its sole discretion and specified in a written notice from Buyer to any Seller from time to time) of the Facility Amount;

2.3.	The following definitions contained in Section 2 of the Repurchase Agreement are hereby amended and restated in their entirety to read as follows:

“Margin Stock” means margin stock within the meaning of Regulations T, U and X, as applicable.

“Prime Rate” means the rate of interest per annum last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by Buyer) or any similar release by the Federal Reserve Board (as determined by Buyer). The Prime Rate is a variable rate and each change in the Prime Rate is effective from and including the date the change is publicly announced or quoted as being

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effective. THE PRIME RATE IS A REFERENCE RATE AND MAY NOT BE BUYER’S LOWEST RATE.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, (b) any Person operating, organized or resident in a Sanctioned Country,

(c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b), or (d) any Person otherwise the subject of any Sanctions.

“Side Letter” means that certain Side Letter dated as of September 15, 2017 by and between Buyer and Seller, as amended by that certain First Amendment to Master Repurchase Agreement and Side Letter dated as of December 15, 2017, and as amended and restated by that certain Side Letter dated as of Second Amendment Effective Date, and as the same may be further supplemented, amended, restated, increased or otherwise modified and in effect from time to time.

“Termination Date” means the earliest of (i) the Business Day, if any, that Seller or Buyer designates as the Termination Date by written notice given to the other Party at least thirty (30) days before such date, (ii) the date of declaration of the Termination Date pursuant to Section 12(b)(i), and (iii) September 13, 2019.

2.4.	Section 5(b) of the Repurchase Agreement, entitled “Cash Pledge Account”, is hereby amended and restated in its entirety to read as follows:

(b) Cash Pledge Account. On or before the Second Amendment Effective Date, Seller shall deposit an amount equal to seventy-five basis points (0.75%) of the Facility Amount (the “Required Amount”) into the Cash Pledge Account. Seller shall cause an amount not less than the Required Amount to be on deposit in the Cash Pledge Account at all times. If on any Remittance Date, the amount on deposit in the Cash Pledge Account is greater than the Required Amount, provided that no Default or Event of Default has occurred and is continuing, upon Seller’s request such excess will be disbursed to Seller on such Remittance Date after application by Buyer to the payment of any amounts owing by Seller to Buyer on such date. At any time after the occurrence and during the continuance of an Event of Default, Buyer, in its sole discretion, may apply the amounts on deposit in the Cash Pledge Account in accordance with the provisions of Section 5(g).

2.5.	Section 10(a) of the Repurchase Agreement is hereby amended by (a) amending and restating subsection (xiv) thereof in its entirety, and (b) adding a new subsection (xxxiv) at the end thereof, which subsections (xiv) and (xxxiv) shall read as follows:

(xiv) Margin Regulations. Seller is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock, or extending credit for the purpose of purchasing or carrying Margin Stock, and no part of the proceeds of any Transaction hereunder will be used to buy or carry any Margin Stock. Following the application of the

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proceeds of any Transaction hereunder, not more than 25% of the value of the assets (either of Seller only or of Seller and its Subsidiaries on a consolidated basis) will be Margin Stock.

(xxxiv) Plan Assets; Prohibited Transactions. None of Seller or any of  its Subsidiaries is an entity deemed to hold “plan assets” (within the meaning of the Plan Asset Regulations), and the execution, delivery or performance of the transactions contemplated under this Agreement, will give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

2.6.	Section 11(e) is hereby amended by added a new subsection (xvii) at the end thereof, which new subsection reads as follows:

(xvii) any change in the information provided in the Beneficial Ownership Certification (if any) most recently delivered to Buyer that would result in a change to the list of beneficial owners identified in such certification.

2.7.	Section 11(h)(vii) of the Repurchase Agreement is hereby amended and restated

in its entirety to read as follows:

(vii) from time to time, with reasonable promptness, (A) such further information regarding the Mortgage Assets, or the business, operations, properties or financial condition of Seller and any Guarantor as Buyer may reasonably request, and (B) information and documentation reasonably requested by Buyer for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act of 2011 and the Beneficial Ownership Regulation.

2.8.	Section 11(z) of the Repurchase Agreement, entitled “Financial Covenants”, is hereby amended by amending and restating clauses (ii), (iv) and (v) thereof in their entirety to read as follows:

(ii)    Minimum Adjusted Tangible Net Worth.   Seller shall not permit the Adjusted Tangible Net Worth of Seller (and, if applicable, its Subsidiaries, on a consolidated basis), computed as of the end of each calendar month, to be less than $10,000,000.

(iv) Maintenance of Available Warehouse Facilities. Seller shall maintain at all times Available Warehouse Facilities from buyers and lenders other than Buyer such that the Available Warehouse Facility under this Agreement constitutes no more than seventy-five percent (75%) of Seller’s aggregate Available Warehouse Facilities.

(v) Net Income. Seller shall not permit (A) its net income before taxes, for any calendar quarter, to be less than One Dollar ($1), or (B) its net loss before taxes for the first calendar quarter of each calendar year to exceed

$1,000,000.

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3. Conditions to Effectiveness. This Amendment shall become effective as of the date hereof (the “Amendment Effective Date”) upon the satisfaction in full (unless waived by Buyer in writing) of all of the following conditions precedent:

3.1.	This Amendment.This Amendment, duly authorized and fully executed by

Seller and Buyer, shall have been delivered to Buyer.

3.2.	Side Letter. Seller shall have delivered to Buyer that certain Side Letter dated as of the date hereof, duly authorized and fully executed by Seller and Buyer, in form and substance satisfactory to Buyer.

3.3.	Cash Pledge Account. Seller shall have increased the deposit balance in the Cash

Pledge Account to the Required Amount (determined in accordance with Section 5(b) of the Repurchase Agreement, as amended hereby) for the increase of Facility Amount contemplated hereby.

3.4.	Other. Such other agreements, instruments, certificates or documents as Buyer may request in order to give effect fully to the transactions contemplated herein shall have been duly executed and delivered to Buyer.

4. Effect of Amendment; Ratification. Except as expressly amended hereby, each of the Repurchase Agreement is and shall continue in full force and effect and Seller hereby fully ratifies and affirms in all respects the Repurchase Agreement, the Side Letter and the other Transaction Documents to which it is a party. Reference in any of this Amendment, the Repurchase Agreement, the Side Letter or any of the other Transaction Documents to the Repurchase Agreement or to the Side Letter shall be a reference to the Repurchase Agreement or the Side Letter, as applicable, as amended hereby and as the same may be further amended, restated, supplemented or otherwise modified and in effect from time to time. This Amendment shall not be deemed to expressly or impliedly waive, amend, or supplement any provision of the Repurchase Agreement or the Side Letter, other than as specifically set forth herein. This Amendment shall constitute a “Transaction Document” for all purposes of the Repurchase Agreement.

5. Counterparts; Delivery. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, and each counterpart shall be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or other electronic means shall be effective as delivery of a manually executed counterpart of this Amendment.

6. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY OTHERWISE APPLICABLE CONFLICT OF LAW PRINCIPLES WHICH WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THOSE OF THE STATE OF NEW YORK.

7. Section Headings. The various headings and captions of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment, the Repurchase Agreement, the Side Letter, any other Transaction Document or any provision of any of the foregoing.

[Signature Page Follows Immediately]

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IN WITNESS WHEREOF, the pai1ies hereto have caused this Amendment to be duly executed and delivered by their duly authorized officers, all as of the date first above written.

BUYER:

JPMORGAN CHASE BANK, N.A.

By: /s/ Andre P. Tsoukias

Name: Title:

Andre P. Tsoukias Authorized Officer

SELLER:

INSPIRE HOME LOANS INC.

By: /s/ James Palda Name: James Palda

Title:President

Signature Page to Second Amendment to Master Repurchase Agreement

by and between JPMorgan Chase Bank.,  N.A., as Buyer, and lnspire Home Loans Inc., as Seller